Exhibit 99.1

Act II Global Acquisition Corp. Amends Terms to Purchase Agreement and Receives Unanimous Consent from Private Placement Investors

Business is benefitting from a favorable and accelerating consumer shift away from sugar and towards natural, with the category growing at high-single to double-digit rates in key markets and business gaining share

Amended transaction terms reflect an improved valuation of 6.75x pro forma adjusted 2020 EBITDA1 compared to 7.9x under the transaction terms announced in May 2020

Following the transaction close, reflecting the revised transaction terms, anticipated net leverage will decrease to 0.8x from 1.4x under the transaction terms announced in May 2020 providing incremental capacity to support accelerated growth and future acquisitions

Investors reaffirm previously announced $75 million private placement with unanimous consent

The transaction is expected to close before the end of June 2020

New York, NY and Chicago, IL – June 16, 2020 – Act II Global Acquisition Corp. (NASDAQ: ACTT) (“Act II”), a special purpose acquisition company, announced today that it entered into an agreement on June 15, 2020 (the “Amendment”) to revise certain terms of its previously announced purchase agreement with certain affiliates of MacAndrews & Forbes Incorporated (the “Sellers”) related to the proposed purchase of the business and operations of Merisant Company (“Merisant”) and MAFCO Worldwide LLC (“MAFCO”).

Act II has received unanimous support of its investors in the $75 million private placement announced on February 12, 2020. The private placement, which is set to close concurrently with the proposed business combination, is expected to support the combined company with an improved leverage profile and enhanced cash position to execute the growth strategy of Whole Earth Brands.

Under the terms of the amended purchase agreement, the transaction is now valued at approximately $439 million1 at closing, as compared to approximately $516 million in the agreement announced in May 2020. The purchase price adjustment reflects a $77.5 million reduction in transaction value at closing, primarily driven by a purchase price reduction, reduction in fees and expenses, and additional sponsor shares being placed in escrow with a $20 per share hurdle.1

Irwin Simon, Executive Chairman of Act II, commented, “The more time I have spent with the company, the management and the products, the more excited I am to build the next natural food and ingredient giant. The company’s global portfolio of brands are synonymous with the rapidly growing zero and no-sugar-added global market and have achieved broad distribution and consumer recognition across channels, retailers and food service operators around the globe. Consumers recognize and trust the company’s brands, such as Whole Earth, Pure Via, Canderel, Equal and Magnasweet. Further, the company’s capabilities and product development have established decades long ingredient relationships with some of the largest companies in the world. The company has built established industry leadership that is on-point with consumer demand and is driving high levels of brand awareness and respected market expertise. I am excited for the opportunity that lies ahead, delivering continued growth and incremental opportunities across the natural and healthy products market. I believe the company is well positioned to support and capitalize on the powerful macro forces driving consumer demand across the globe.”

Added Simon, “The overwhelming support of our private placement investors reflects the strength of the company’s underlying businesses and the attractive valuation and positioning of our business combination.”

Albert Manzone, who will be the Chief Executive Officer of Whole Earth Brands commented, “From the time I joined MacAndrews and Forbes in 2016, I have worked to position the company to benefit from growth capital. We have an experienced, professional and global team, which looks forward to the opportunity to perform for our shareholders. The global move away from sugar is a mega trend that will play out for years. The move towards natural and flavored ingredients is also a significantly growing trend that is reshaping the global consumer packaged goods landscape. During 2020, our performance is accelerating due to favorable consumer behavior shifts towards no-sugar products and plant-based natural products, each supporting our long-term growth. Across all of our key markets, the sweetener category is growing high-single digits to double-digits with our CPG branded business at the forefront of the growth and gaining market share. There is tremendous operating leverage within the Whole Earth Brands platform. We could not be more excited to join forces with Irwin and the Act II team. We believe that this transaction will unlock the full potential of the companies we have built.”

Immediately following the closing of the proposed business combination and assuming no redemptions, the Company expects 39.0 million shares2 of Whole Earth Brands, Inc. common stock, inclusive of those shares issuable to the private placement investors, to be issued and outstanding.

The minimum cash in trust requirement of the transaction has been reduced to $153 million from $210 million, reflecting the reduced cash needs driven primarily by the reduction in purchase price.

The closing of the private placement is conditioned on the substantially concurrent closing of the business combination.

The extraordinary general meeting of the shareholders and the special meeting of the public warrant holders will be reconvened on Wednesday, June 24, 2020, at 3:30 p.m. ET and 3:00 p.m. ET, respectively. The record date remains May 1, 2020. Act II has also extended the deadline by which holders of its Class A ordinary shares may submit such shares for redemption until Monday, June 22, 2020, at 5:00 p.m. ET (two business days prior to the vote at the reconvened extraordinary general meeting), in accordance with the procedures described in the definitive proxy statement/prospectus.

1At closing and assuming no redemptions and ACTT share price of $10.00 per share.

2Excludes 3.0 million shares issued to the Act II’s sponsor that will be held in escrow. For more details on the escrow terms please refer to the definitive proxy statement/prospectus of Act II filed with the SEC.

Contacts

Scott Van Winkle / Cory Ziskind

ICR

646-277-1200

scott.vanwinkle@icrinc.com; cory.ziskind@icrinc.com

About Act II Global Acquisition Corp.

Act II is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that completed its initial public offering in April 2019. Act II focuses on companies in the “better for you” sectors, such as consumer packaged goods and other consumables as well as hospitality, including restaurants. The Company is led by 25-year organic and natural products industry visionary Irwin D. Simon, Executive Chairman.

About Whole Earth Brands

Following the closing, the combined company will be rebranded as Whole Earth Brands. Whole Earth Brands will look to expand its branded products platform through investment opportunities in the natural alternatives and clean label categories across the global consumer product industry. Over time, Whole Earth Brands will look to become a portfolio of brands that Open a World of Goodness™ to consumers and their families. Whole Earth Brands expects to list on the NASDAQ stock exchange in connection with the closing. www.wholeearthbrands.com

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements, such as projected financial information, may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “will,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements about our beliefs and expectations contained herein. Such forward-looking statements with respect to strategies, prospects and other aspects of the businesses of Merisant and MAFCO, Act II or the combined company after completion of the business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those expressed or implied by such forward-looking statements.

These factors include, but are not limited to: (1) potential adverse effects of the ongoing global COVID-19 pandemic; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement with respect to the business combination; (3) the outcome of any legal proceedings that may be instituted against Act II, the combined company or others following the announcement of the business combination and the definitive agreement with respect thereto; (4) the inability to complete the business combination due to the failure to obtain approval of the shareholders and/or warrant holders of Act II, to obtain financing to complete the business combination or to satisfy conditions to closing in the definitive agreements with respect to the business combination; (5) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (6) the ability to comply with Nasdaq listing standards following the consummation of the business combination; (7) the risk that the business combination disrupts current plans and operations of Merisant and/or MAFCO as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers, obtain adequate supply of products and retain its management and key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that Merisant, MAFCO or the combined company may be adversely affected by other economic, business, and/or competitive factors; (12) the inability to achieve estimates of expenses and profitability; (13) the impact of foreign currency exchange rates and interest rate fluctuations on results; and (14) other risks and uncertainties indicated from time to time in the definitive proxy statement/prospectus of Act II, including those under “Risk Factors” therein, and other documents filed (or furnished) or to be filed (or furnished) with the Securities and Exchange Commission by Act II. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Merisant, MAFCO and Act II undertake no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

In connection with the proposed business combination and warrant amendment, Act II filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 and subsequently mailed the definitive proxy statement/prospectus and other relevant documentation to Act II shareholders and Act II warrant holders. This press release does not contain all the information that should be considered concerning the proposed transaction. It is not intended to form the basis of any investment decision or any other decision with respect to the business combination and the warrant amendment. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the federal securities laws.

Act II shareholders, warrant holders and other interested persons are advised to read the proxy statement/prospectus in connection with Act II’s solicitation of proxies for the extraordinary general meeting and special meeting to be held to approve the proposed transaction and the warrant amendment, because these materials contain important information about Merisant and MAFCO and Act II and the proposed transaction and the warrant amendment.

The definitive proxy statement/prospectus was mailed to Act II shareholders and warrant holders as of the record date, May 1, 2020. Shareholders and warrant holders are also able to obtain a copy of the definitive proxy statement/prospectus, without charge, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Act II, Merisant, Mafco and their respective directors and officers and representatives or affiliates may be deemed to be participants in the solicitation of proxies of Act II shareholders in connection with the business combination and of Act II warrant holders in connection with the warrant amendment. Act II shareholders and Act II warrant holders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Act II in the definitive proxy statement/prospectus of Act II. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Act II shareholders in connection with the business combination, and to Act II warrant holders in connection with the warrant amendment, are set forth in the proxy statement/prospectus for the business combination and warrant amendment. Additional information regarding the interests of participants in the solicitation of proxies in connection with the business combination and the warrant amendment is included in the proxy statement/prospectus that Act filed with the SEC and other documents furnished or filed with the SEC by Act II.